EXHIBIT 10.29

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) by and between Medis Technologies Ltd., a Delaware corporation with offices at 805 Third Avenue, New York, NY 10022 (“Holding Company”) and More Energy Ltd., an Israeli company, with offices at 2 Yodfat St., P.O.B. 2753, Lod 71291, Israel (“Company”), and with the consent of the Supplier of Company - IO Systems Ltd (“Supplier”).

WHEREAS, company is a wholly owned subsidiary of Company;

WHEREAS, Holding Company has determined that it is in its best interests to assume the obligations under certain claims held by Supplier against Company (the “Assumption”);

WHEREAS, Company is willing to accept the Assumption and assign the aforementioned obligations to Holding Company without recourse to Company, on the terms and conditions set forth herein;

WHEREAS, The parties wish to set the terms for the Assumption;

NOW THEREFORE, in consideration of the premises and to mutual undertakings made herein, the parties agree as follows:

1.           Company represents and warrants to Holding Company as follows:

1.1           Debt amount: $376,536 (attached are the following does: calculation of the outstanding debt, contract with Supplier and invoices comprising the debt) (“Obligation”).

1.2           The Obligation is a bona fide non-disputed outstanding past due debt of Company to Supplier, arising in the ordinary course of business, for services rendered to Company in good faith and Company is obligated to pay the full amount of the Obligations without counterclaim or right to offset.

2.   Upon execution of the below Consent by Supplier, Holding Company agrees to assume the Obligation by way of assignment of the Obligation from Company and Company agrees to sell, transfer and assign the Obligation to Holding Company.

3.   Upon execution of the below Consent by Supplier:

3.1           Company shall be absolved, discharged and released from the Obligations and from any claim of Supplier and/or Holding Company relating thereto.

3.2           Holding Company shall be obligated to Supplier and shall absolve Company from any obligation to repay the Obligations to Supplier or to Holding Company.

4.   This Agreement shall be governed by and construed according to the laws of Israel. Any dispute arising under or in relation to this Agreement shall be resolved by the competent courts of Tel Aviv and each of the parties hereby submits exclusively and irrevocably to the jurisdiction of that court.

5.   This Agreement is intended for the benefit of Holding Company and Company and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, including Supplier.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement on the date stated below.

Holding Company:	Company:
Medis Technologies Ltd. By: /s/ Steven Crea Name: Steven Crea Title: CFO	More Energy Ltd By: /s/ Gennadi Finkelshtain Name: Gennadi Finkelshtain Title: GM

Date 7/29/09

Consent of Supplier:

The undersigned Supplier hereby consents to the assignment of the Obligations (as such term is defined in the below referenced Assignment Agreement from More Energy Ltd (“Company”)  to Medis Technologies Ltd. (“Holding Company”), as set forth in that certain Assignment Agreement between Company and Holding Company dated as of the date hereof, and confirms, warrants and represents as follows:

1.    Supplier has good title to the Obligations, free and clear of third party’s rights or liens and encumbrances and the Obligations have not been transferred encumbered or released prior to this consent.

2.    Supplier absolves Company from any such obligation to pay the Obligation to Supplier.

3.    Upon request of Holding Company Supplier will furnish all documentation and evidence supporting the Obligations.

IN WITNESS WHEREOF, the duly authorized representatives of Supplier have executed this Consent on the date stated below.

Supplier:

IO Systems Ltd

By: /s/ G. F. Wright

Name: G.F. Wright

Title:  General Manager

Date 27/7/09